Exhibit (1)

Form of

Initial Purchaser Agreement

For

Market Vectors commodity trust

[•], 2013

[Name and Address of Initial Purchaser]

Ladies and Gentlemen:

Van Eck Absolute Return Advisers Corp., a Delaware corporation (the “Managing Owner”), has sponsored the formation of the funds described in Appendix A, attached hereto (each, a “Fund” and collectively, the “Funds”), each a series of Market Vectors Commodity Trust, a Delaware statutory trust (the “Trust”), for which Wilmington Trust, National Association, a national bank with its principal place of business in Delaware, acts as the sole trustee (the “Trustee”).

Upon the basis of the representations and warranties set forth in Section 1 hereof and subject to the applicable terms and conditions set forth herein, on the date hereof each Fund will issue and sell to [•] (the “Initial Purchaser”), as applicable, the aggregate number of common units of fractional undivided beneficial interest in and ownership of the Fund (the “Shares”) in such amounts as set forth in Schedule A hereto (such quantity of Shares being referred to herein collectively as the “Initial Basket”) in consideration of the Initial Purchaser’s payment of the respective amount (the “Purchase Price”) as set forth in Schedule A. The Managing Owner and the Trust, on behalf of each Fund, are advised by the Initial Purchaser that, upon satisfaction (or waiver by the Initial Purchaser) of the conditions set forth in Section 7 hereof, the Initial Purchaser intends to make a public offering of the Shares comprising the Initial Basket as soon after the effective date of the Registration Statement, and on such terms, as in its judgment is advisable.

1.	The Managing Owner, on its own behalf and in its capacity as managing owner of each Fund and the Trust, represents and warrants to, and agrees with, the Initial Purchaser that:

(a)	A registration statement on Form S-1 (whose file numbers are listed in Appendix A, attached hereto) in respect of the Shares of each Fund has been filed with the Securities and Exchange Commission (the “Commission”). At the time the conditions set forth in Section 7 have been waived or satisfied (such time, the “Closing Time”), the registration statement and any post-effective amendment thereto, each in the form heretofore delivered to the Initial Purchaser, shall have been declared effective by the Commission in such form and the Disclosure Document (as defined herein) shall have been cleared by the National Futures Association (“NFA”). As of the Closing Time, except as set forth in this Section 1, no other document with respect to the registration statement shall have been filed with the Commission; and no stop order suspending the effectiveness of the registration statement or any post-effective amendment thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission (any preliminary prospectus included in the registration statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act of 1933, as amended (the “Act”), is hereinafter called a “Preliminary Prospectus”; the various parts of the registration statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”;

(b)	The Prospectus, at the time of filing thereof and at the date hereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Managing Owner by the Initial Purchaser expressly for use therein;

(c)	As of the Closing Time, the Registration Statement, the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the Closing Time or the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Managing Owner by the Initial Purchaser expressly for use therein;

(d)	The Managing Owner has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus;

(e)	The Managing Owner is registered as a commodity pool operator (“CPO”) and commodity trading advisor (“CTA”) under the Commodity Exchange Act (“CEA”), with the Commodity Futures Trading Commission (“CFTC”) and as a member of the NFA;

(f)	The Trust has been duly formed as a statutory trust under the laws of the State of Delaware, with statutory trust power and authority to (i) issue and deliver the Shares comprising the Initial Basket as contemplated herein, and (ii) own its properties and conduct its business as described in the Registration Statement and the Prospectus;

(g)	As of the date hereof, each Fund is a validly existing series of the Trust;

(h)	The Shares comprising the Initial Basket shall be duly and validly authorized and, when issued and paid for as contemplated herein, will be duly and validly issued and fully paid and non-assessable, subject to the Amended and Restated Trust Agreement (the “Trust Agreement”). The Shares conform in all material respects to the description relating thereto contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same;
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(i)	The issue and sale of the Shares comprising the Initial Basket by the Trust with respect to each Fund and the compliance by the Managing Owner and the Trust (on its own behalf and on behalf of each respective Fund) with all of the material provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Managing Owner or the Trust is a party or by which the Managing Owner or the Trust is bound or to which any of the property or assets of the Managing Owner or the Trust is subject, except where such conflict, breach or violation, as the case may be, would not have a material adverse effect on the ability of the Managing Owner or the Trust to perform its obligations under this Agreement, nor will such action result in any violation of the provisions of the constitutive documents of the Managing Owner, the Trust or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Managing Owner, the Trust or any of their respective properties, except where any such violation would not, singly or in the aggregate, have a material adverse effect on the ability of the Managing Owner or the Trust to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares comprising the Initial Basket hereunder or the consummation by the Managing Owner or the Trust of the transactions contemplated by this Agreement, except the registration under the Act of the Shares comprising the Initial Basket, filing of the Disclosure Document with respect to the Shares comprising the Initial Basket under the CEA and such consents, approvals, authorizations, registrations or qualifications as may be required under the rules of the Financial Industry Regulatory Authority (“FINRA”), including those of the former National Association of Securities Dealers, Inc. (“NASD”), the CEA, state securities, commodities or Blue Sky laws in connection with the purchase and distribution by the Initial Purchaser of the Shares comprising the Initial Basket;

(j)	As of the Closing Time, neither the Managing Owner nor the Trust shall be in violation of its constitutive documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(k)	Except as disclosed in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Managing Owner, the Trust or each Fund is a party or of which any property of the Managing Owner, the Trust or each Fund is the subject which, if determined adversely to the Managing Owner, the Trust or each Fund would individually or in the aggregate have a material adverse effect on the current or future financial position of the Managing Owner, the Trust or each Fund; and, to the best of the Managing Owner’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(l)	As of the Closing Time, the statement of financial condition or its equivalent is as set forth in the section of the Registration Statement and the Prospectus entitled “Financial Statements”; the audited statements of financial condition or their equivalent included in the Prospectus, together with the related notes and schedules, present fairly the financial position of the Fund as of the dates indicated and have been prepared in compliance with the requirements of the Act and in conformity with generally
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accepted accounting principles; all financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus are included; all material liabilities or obligations of the Fund, direct or contingent (including any off-balance sheet obligations), are disclosed in the Registration Statement and the Prospectus;

(m)	No Fund is subject to any tax filing or any payment obligation of any tax or other assessment of a similar nature, (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due;

(n)	As of the Closing Time, complete and correct copies of the Trust Agreement as in effect as of the Closing Time, and any and all amendments thereto, have been delivered to the Initial Purchaser; and

(o)	Except as set forth in the Registration Statement and the Prospectus (including, without limitation, pursuant to any Participant Agreement (as defined therein)), (i) no person has the right, contractual or otherwise, to cause the Trust to have issued or sold to it any Shares or other equity interest of any Fund, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Fund in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the filing of the Prospectus or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Managing Owner on behalf of the Trust to register under the Act any other equity interests of the Fund, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing of the Prospectus or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

2.	On the date of this Agreement, the Initial Purchaser shall pay the applicable Purchase Price to the account of each Fund as set forth on Schedule A, attached hereto, and the Trust shall cause the applicable Shares comprising the Initial Basket to be delivered to the Initial Purchaser or its designee through the facilities of The Depository Trust Company (“DTC”) or through the National Securities Clearing Corporation’s Continuous Net Settlement System by no later than the Settlement Time for the account of the Initial Purchaser or its designee.

3.	Upon the authorization by the Initial Purchaser of the release of the applicable Shares comprising the Initial Basket, the Initial Purchaser proposes to offer such shares comprising the Initial Basket for sale upon the terms and conditions set forth in the Prospectus.

4.	The documents to be delivered as of the Closing Time by or on behalf of the parties hereto pursuant to Section 7 hereof will be delivered at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036, or electronically, as applicable. The final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto no later than the Business Day (as defined in Section 14) prior to the Closing Time.

5.	The Managing Owner agrees with the Initial Purchaser:

(a)	To prepare and file the Prospectus pursuant to Rule 424(b) under the Act, in a manner and within the time period required by Rule 424(b) under the Act; to advise the Initial Purchaser, as promptly as reasonably practicable after it receives notice thereof, of the
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time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Initial Purchaser, upon written request, with copies thereof; to advise the Initial Purchaser, as promptly as reasonably practicable after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Shares comprising the Initial Basket for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, as promptly as reasonably practicable to use its reasonable best efforts to obtain the withdrawal of such order;

(b)	Promptly from time-to-time to take such action as the Initial Purchaser may reasonably request, during a period not to exceed nine months, to qualify the Shares comprising the Initial Basket for offering and sale under the securities laws of such jurisdictions as the Initial Purchaser may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares comprising the Initial Basket, provided that, in connection therewith, no Fund shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)	To furnish to the Initial Purchaser, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, such number of written copies of the Prospectus (as amended or supplemented) as the Initial Purchaser may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Initial Purchaser will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)	If at any time when a prospectus is required to be delivered after the time of issue of the Prospectus in connection with the offering or sale of the Shares comprising the Initial Basket, any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order that the Prospectus would not include an untrue statement of a material fact or omit any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, the Managing Owner shall file an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, with the Commission and the NFA and notify the Initial Purchaser of such amendment or supplement to the Prospectus and subject to approval by the Commission and the NFA, as applicable, to prepare and furnish without charge to the Initial Purchaser as many written and electronic copies as the Initial Purchaser may from time to time reasonably request of such amended Prospectus or supplement to the Prospectus and in case the Initial Purchaser is required to deliver a prospectus in connection with sales of any of such Shares, upon the Initial Purchaser’s written request but at its expense, to prepare and deliver to the Initial Purchaser as many written and electronic copies as it may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
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(e)	To timely file such reports pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), as are necessary to make generally available to the shareholders of each Fund as soon as practicable an earnings statement of each such Fund for the purposes of, and to provide to the Initial Purchaser the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act;

(f)	To distribute to the shareholders of each Fund an Annual Report (pursuant to CFTC regulations) containing information for each of the three most recent fiscal years and the preceding fiscal year, within ninety (90) days after the end of the fiscal year or the permanent cessation of trading, whichever is earlier;

(g)	To use its reasonable best efforts to list, subject to notice of issuance, the Shares on NYSE Arca, Inc. (the “Exchange”);

(h)	Subject to Section 5(a) hereof, to file as promptly as reasonably practicable all reports and any information statement required to be filed by each Fund with the Commission in order to comply with the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and

(i)	To maintain an orderly procedure for the transfer and registration of the Shares comprising the Initial Basket.

6.	The Initial Purchaser agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the particular Fund in controversy and to the Managing Owner and its assets for payment in respect of any claim against or obligation of such Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of that particular Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in such Fund. In furtherance of the Consent, the Initial Purchaser agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) of a Fund incurred, contracted for or otherwise existing and (ii) the Shares of such Fund shall be subject to the following limitations:

(a)	(i) except as set forth below, the Claims and Shares of a Fund (collectively, the “Subordinated Claims and Shares”) shall be expressly subordinate and junior in right of payment to any and all other claims against any shares in the Trust and any series thereof, pursuant to any contract; provided, however, that the Initial Purchaser’s Claims (if any) against any Shares shall not be considered Subordinated Claims and Shares with respect to enforcement against and distribution and repayment from the respective corresponding series of the Trust, the respective Fund Assets and the Managing Owner and its assets; and provided further that (1) the Initial Purchaser’s valid Claims, if any, against any of the Fund shall be pari passu and equal in right of repayment and distribution with all other valid Claims against that specific series of the Trust only and (2) the Initial Purchaser’s Shares in each Fund shall be pari passu and equal in right of repayment and distribution with all other like shares corresponding to the series of the Trust issuing such shares; and (ii) the Initial Purchaser will not take, demand, or receive from any series or the Trust or any of their respective assets (other than the applicable Fund, the applicable Fund Assets and the Managing Owner and its assets) any payment for the Subordinated Claims and Shares;
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(b)	the Claims and Shares of the Initial Purchaser shall only be asserted and enforceable against a particular Fund, the Fund Assets of such Fund and the Managing Owner and its assets and such Claims and Shares shall not be asserted or enforceable for any reason whatsoever against any other series, the Trust generally or any of their respective assets;

(c)	if the Claims of the Initial Purchaser against a series of the Trust, or the Trust are secured in whole or in part, the Initial Purchaser hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any series (other than the applicable series), as the case may be;

(d)	in furtherance of the foregoing, if and to the extent that the Initial Purchaser receives monies in connection with the Subordinated Claims and Shares from a series or the Trust (or their respective assets), other than the series of the Trust in question, the applicable Fund Assets and the Managing Owner and its assets, the Initial Purchaser shall be deemed to hold such monies in trust and shall promptly remit such monies to the series or the Trust that paid such amounts for distribution by the series or the Trust in accordance with the terms hereof; and

(e)	the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the shares of the applicable series are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Shares are terminated, rescinded or canceled.

7.	The public offering of the Shares comprising the Initial Basket by the Initial Purchaser shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Managing Owner, on its own behalf and in its capacity as managing owner of the Trust and each Fund, herein are, at and as of the Closing Time, true and correct, the condition that the Managing Owner shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	The Prospectus shall have been cleared by the NFA; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Initial Purchaser’s reasonable satisfaction;

(b)	The Shares to be sold as of the Closing Time shall have been duly listed, subject to notice of issuance, on the Exchange;

(c)	The Managing Owner shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses to the Initial Purchaser.

8.	The Managing Owner will indemnify and hold harmless the Initial Purchaser against any losses, claims, damages or liabilities, to which the Initial Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)
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arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by the Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Managing Owner shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Managing Owner by the Initial Purchaser expressly for use therein.

(a)	The Initial Purchaser will indemnify and hold harmless the Managing Owner and each of its officers who signed the Registration Statement, against any losses, claims, damages or liabilities to which the Managing Owner may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission, in the light of the circumstances under which they were made, of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Managing Owner by the Initial Purchaser expressly for use therein; and will reimburse the Managing Owner for any legal or other expenses reasonably incurred by the Managing Owner in connection with investigating or defending any such action or claim as such expenses are incurred.

(b)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or
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claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(c)	The obligations of the Managing Owner under this Section 8 shall be in addition to any liability which the Managing Owner may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchaser within the meaning of the Act; and the obligations of the Initial Purchaser under this Section 8 shall be in addition to any liability that the Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Managing Owner and to each person, if any, who controls the Managing Owner within the meaning of the Act.

9.	The respective indemnities, agreements, representations, warranties and other statements of the Managing Owner and the Initial Purchaser, as set forth in this Agreement or made by them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Initial Purchaser or any controlling person of the Initial Purchaser, or the Managing Owner, or any officer or director or controlling person of the Managing Owner, and shall survive delivery of and payment for the Shares comprising the Initial Basket.

10.	If the Shares comprising the Initial Basket are not delivered by or on behalf of the Managing Owner as provided herein and such failure to deliver was not caused, either directly or indirectly, by the Initial Purchaser, the Managing Owner will reimburse the Initial Purchaser for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Initial Purchaser in making preparations for the purchase, sale and delivery of the Shares comprising the Initial Basket, but the Managing Owner shall then be under no further liability to the Initial Purchaser except as provided in Section 8 hereof.

11.	All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchaser shall be delivered or sent by mail, telex or facsimile transmission to the Initial Purchaser at [•] and if to the Managing Owner shall be delivered or sent by mail to the address of the Managing Owner set forth in the Registration Statement. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12.	This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchaser, the Managing Owner, each Fund and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Managing Owner and each person who controls the Managing Owner or the Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares comprising the Initial Basket from the Initial Purchaser or shall be deemed a successor or assign by reason merely of such purchase.

13.	As used herein, the term “Business Day” means any day other than a day when each exchange identified in each Fund’s Prospectus as an exchange on which the Fund’s investments are traded is required or permitted to be closed.

14.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
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15.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

16.	The Managing Owner is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Initial Purchaser imposing any limitation of any kind.

17.	If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof shall constitute a binding agreement between the Initial Purchaser and the Managing Owner.

[signature page follows]

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Very truly yours,

Market Vectors Commodity Trust on its own behalf and on behalf of each Fund listed on Appendix A

By:	Van Eck Absolute Return Advisers Corp.
as Managing Owner

By:
Name:
Title:

Accepted as of the date hereof:

[Initial Purchaser]

By:
Name:
Title:

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APPENDIX A

Funds:

Market Vectors Low Volatility Commodity ETF

Form S-1 File No. 333-179435

Market Vectors Long/Short Commodity ETF
Form S-1 File No. 333-179432

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SCHEDULE A

	Market Vectors Low Volatility Commodity ETF	Market Vectors Long/Short Commodity ETF
Units of Beneficial Interest
Purchase Price	$	$
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